DUFF & PHELPS SELECT ENERGY MLP FUND INC.
AMENDED & RESTATED
BYLAWS
ARTICLE I.
STOCKHOLDERS
      SECTION 1.01.  Annual Meeting.  The Fund shall hold an
annual meeting of its stockholders to elect directors and
transact any other business within its powers, on the date and at the time and place set by the Board of Directors.
      SECTION 1.02.  Special Meeting.
            (a)	General.  A special meeting of the stockholders
may be called by the Chairman, the President or the Board of
Directors.  Except as provided in subsection (b)(4) of this
Section 1.02, a special meeting of stockholders shall be held on the date and at the time and place set by the Chairman, the
President or the Board of Directors, whoever has called the
meeting.  Subject to the procedures set forth in subsection (b)
of this Section 1.02, a special meeting of stockholders shall also be called by the Secretary of the Fund to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting.
            (b)	Stockholder-Requested Special Meetings.  (1) Any
stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the
Secretary (the "Record Date Request Notice") by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the "Request Record Date").  The Record Date
Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature
(or their agents duly authorized in a writing accompanying the
Record Date Request Notice), shall bear the date of signature of each such stockholder (or such agent) and shall set forth all information relating to each such stockholder and each matter proposed to be acted on at the meeting that would be required to be disclosed in connection with the solicitation of proxies for the election of directors in an election contest (even if an election contest is not involved), or would otherwise be
required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act").
Upon receiving the Record Date Request Notice, the Board of
Directors may fix a Request Record Date.  The Request Record
Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors.
If the Board of Directors, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request
Record Date shall be the close of business on the tenth day
after the first date on which a Record Date Request Notice is received by the Secretary.
                  (2)	In order for any stockholder to request a
special meeting to act on any matter that may properly be
considered at a meeting of stockholders, one or more written requests for a special meeting (collectively, the "Special
Meeting Request") signed by stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a
majority of all of the votes entitled to be cast on such matter at such meeting (the "Special Meeting Percentage") shall be
delivered to the Secretary.  In addition, the Special Meeting
Request shall (i) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the Secretary), (ii) bear the date of signature of each such stockholder (or such agent) signing the Special
Meeting Request, (iii) set forth (A) the name and address, as they appear in the Fund's books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed), (B) the class, series and number of all shares of stock of the Fund which are owned (beneficially or of record) by each such stockholder and (C) the nominee holder for, and number of, shares of stock of the Fund owned beneficially but not of record by such stockholder, (iv) be sent to the Secretary by registered mail, return receipt requested, and (v) be received by the
Secretary within 60 days after the Request Record Date.  Any requesting stockholder (or agent duly authorized in a writing accompanying the revocation of the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary.
                  (3)	The Secretary shall inform the requesting
stockholders of the reasonably estimated cost of preparing and mailing or delivering the notice of the meeting (including the
Fund's proxy materials).  The Secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 1.02(b), the Secretary receives payment of such reasonably estimated cost prior to the
preparation and mailing or delivery of such notice of the
meeting.
                  (4)	In the case of any special meeting called by
the Secretary upon the request of stockholders (a "Stockholder-
Requested Meeting"), such meeting shall be held at such place, date and time as may be designated by the Board of Directors;
provided, however, that the date of any Stockholder-Requested
Meeting shall be not more than 90 days after the record date for such meeting (the "Meeting Record Date"); and provided further that if the Board of Directors fails to designate, within ten days after the date that a valid Special Meeting Request is
actually received by the Secretary (the "Delivery Date"), a date and time for a Stockholder-Requested Meeting, then such meeting shall be held at 2:00 p.m., local time, on the 90th day after the
Meeting Record Date or, if such 90th day is not a Business Day
(as defined below), on the first preceding Business Day; and
provided further that in the event that the Board of Directors fails to designate a place for a Stockholder-Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Fund.  In
fixing a date for a Stockholder-Requested Meeting, the Board of
Directors may consider such factors as it deems relevant,
including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. In the case of any Stockholder-Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date.  The
Board of Directors may revoke the notice for any Stockholder-
Requested Meeting in the event that the requesting stockholders fail to comply with the provisions of paragraph (3) of this
Section 1.02(b).
                  (5)	If written revocations of the Special
Meeting Request have been delivered to the Secretary and the result is that stockholders of record (or their agents duly
authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting on the matter to the Secretary:  (i) if the notice of meeting has not already been delivered, the Secretary shall refrain from delivering the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any
revocation of a request for a special meeting on the matter, or
(ii) if the notice of meeting has been delivered and if the
Secretary first sends to all requesting stockholders who have not revoked requests for a special meeting on the matter written notice of any revocation of a request for the special meeting and written notice of the Fund's intention to revoke the notice of the meeting or for the chairman of the meeting to adjourn the meeting without action on the matter, (A) the Secretary may
revoke the notice of the meeting at any time before ten days before the commencement of the meeting or (B) the chairman of the meeting may call the meeting to order and adjourn the
meeting from time to time without acting on the matter.  Any request for a special meeting received after a revocation by the
Secretary of a notice of a meeting shall be considered a request for a new special meeting.
                  (6)	The Chairman, the President or the Board of
Directors may appoint regionally or nationally recognized
independent inspectors of elections to act as the agent of the
Fund for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request
received by the Secretary.  For the purpose of permitting the inspectors to perform such review, no such purported Special
Meeting Request shall be deemed to have been received by the
Secretary until the earlier of (i) five Business Days after
actual receipt by the Secretary of such purported request and
(ii) such date as the independent inspectors certify to the Fund that the valid requests received by the Secretary represent, as of the Request Record Date, stockholders of record entitled to cast not less than the Special Meeting Percentage.  Nothing
contained in this paragraph (6) shall in any way be construed to suggest or imply that the Fund or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement,
prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).
                  (7)	For purposes of these Bylaws, "Business Day"
shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are
authorized or obligated by law or executive order to close.
      SECTION 1.03.  Notice of Meetings; Waiver of Notice.  Not
less than ten nor more than 90 days before each stockholders'
meeting, the Secretary shall give notice in writing or by
electronic transmission of the meeting to each stockholder
entitled to vote at the meeting and each other stockholder
entitled to notice of the meeting.  Any notice given by the Fund to a stockholder is effective if given by a single notice, in writing or by electronic transmission, to all stockholders who share an address if the Fund gives notice, in writing or by
electronic transmission, to the stockholder of its intent to give a single notice and the stockholder consents to receiving a single notice or fails to object in writing within 60 days after the Fund gives notice to the stockholder of its intent to give a single notice. A stockholder may revoke consent given, whether affirmative or implied, by written notice to the Fund. The notice shall state the time of the meeting, the place of the meeting and, if the meeting is a special meeting or notice of the purpose is required by statute, the purpose of the meeting.
Notice is given to a stockholder when it is personally delivered to the stockholder, left at the stockholder's residence or usual place of business, mailed to the stockholder at the
stockholder's address as it appears on the records of the Fund or transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the
stockholder receives electronic transmissions. If transmitted electronically, such notice shall be deemed to be given when transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the
stockholder receives electronic transmissions.  Failure to give notice of any meeting to one or more stockholders, or any
irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article I or the
validity of any proceedings at any such meeting.
      Subject to Section 1.10 of this Article I, any business of the Fund may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such
notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice.
The Fund may postpone or cancel a meeting of stockholders by making a public announcement (as defined in Section 1.10(c) of this Article I) of such postponement or cancellation prior to the meeting.  Notice of the date, time and place to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this
section.
      SECTION 1.04.  Organization and Conduct of Meetings.  Every
meeting of stockholders shall be conducted by an individual
appointed by the Board of Directors to be chairman of the
meeting or, in the absence of such appointment or appointed
individual, by the chairman of the board or, in the case of a vacancy in the office or absence of the Chairman by one of the following officers present at the meeting in the following
order:  the Vice Chairman, if there is one, the President, the
Vice Presidents in their order of rank and, within each rank, in their order of seniority, the Secretary, or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in
person or by proxy.  The Secretary or, in the case of a vacancy in the office or absence of the Secretary, an assistant
Secretary or an individual appointed by the Board of Directors or the chairman of the meeting shall act as Secretary.  In the event that the Secretary presides at a meeting of stockholders, an assistant Secretary, or, in the absence of all assistant
secretaries, an individual appointed by the Board of Directors or the chairman of the meeting, shall record the minutes of the meeting.  The order of business and all other matters of
procedure at any meeting of stockholders shall be determined by the chairman of the meeting.  The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman and without any action by the stockholders, are appropriate for the proper
conduct of the meeting, including, without limitation, (a)
restricting admission to the time set for the commencement of the meeting; (b) limiting attendance or participation at the meeting to stockholders of record of the Fund, their duly
authorized proxies and such other individuals as the chairman of the meeting may determine; (c) limiting the time allotted to questions or comments; (d) determining when and for how long the polls should be opened and when the polls should be closed; (e) maintaining order and security at the meeting; (f) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the
chairman of the meeting; (g) concluding a meeting or recessing or adjourning the meeting, whether or not a quorum is present, to a later date and time and at a place announced at the
meeting; and (h) complying with any state and local laws and regulations concerning safety and security.  Unless otherwise determined by the chairman of the meeting, meetings of
stockholders shall not be required to be held in accordance with any rules of parliamentary procedure.
      SECTION 1.05.  Quorum; Voting.  Unless any statute or the
Charter provides otherwise, at a meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting on any matter constitutes a quorum for the transaction of
business, except that where the holders of any class or series of shares are entitled to vote as a separate class or series
(such class or series being referred to as a "Separate Class")
or where the holders of two or more (but not all) classes or series of stock are required to vote as a single class or series
(such classes or series being referred to as a "Combined
Class"), the presence in person or by proxy of the holders of a majority of the shares of that Separate Class or Combined Class, as the case may be, issued and outstanding and entitled to vote thereat shall constitute a quorum for such vote.
      The stockholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum has been established, may continue to transact business until
adjournment, notwithstanding the withdrawal from the meeting of enough stockholders to leave fewer than would be required to establish a quorum.
      Unless applicable law, the Charter or these Bylaws provide otherwise, a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting, except that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director.
      SECTION 1.06.  Adjournment.  Whether or not a quorum is
present, a meeting of stockholders convened on the date for
which it was called may be adjourned from time to time without further notice by the chairman of the meeting to a date not more than 120 days after the original record date.  Whether or not a quorum with respect to a Separate Class or a Combined Class, as the case may be, is present, a meeting of stockholders of a
Separate Class or a Combined Class convened on the date for
which it was called may be adjourned from time to time without further notice by the chairman of the meeting to a date not more than 120 days after the original record date.  Any business
which might have been transacted at the meeting as originally notified may be deferred and transacted at any such adjourned meeting at which a quorum shall be present.
      SECTION 1.07.  General Right to Vote; Proxies.  Unless the
Charter provides for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of stock (or fraction thereof), regardless of class or series, is entitled to one vote (or fraction of a vote) on each matter submitted to a vote at a meeting of stockholders.  In all
elections for directors, each share of stock (or fraction
thereof) may be voted for as many individuals as there are
directors to be elected and for whose election the share is
entitled to be voted.  A holder of record of shares of stock of the Fund may cast votes in person or by proxy executed by the stockholder or by the stockholder's duly authorized agent in any manner permitted by applicable law. Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Fund before or at the meeting.  No proxy shall be valid more than eleven months after its date unless otherwise provided in the proxy.
      SECTION 1.08.  Voting of Stock by Certain Holders.  Stock of
the Fund registered in the name of a corporation, limited
liability company, partnership, joint venture, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, managing member, manager, general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock.  Any trustee or fiduciary, in such capacity, may vote stock registered in such trustee's or fiduciary's name, either in person or by proxy.
      Shares of stock of the Fund directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a
fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.
      SECTION 1.09.  Inspectors. The Board of Directors or the
chairman of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor to the inspector.  Except as otherwise provided by the chairman of the meeting, the inspectors, if any, shall (a) determine the number of shares of stock represented at the meeting, in person or by proxy, and the validity and effect of proxies, (b) receive and tabulate all votes, ballots or consents, (c) report such
tabulation to the chairman of the meeting, (d) hear and
determine all challenges and questions arising in connection with the right to vote, and (e) do such acts as are proper to fairly conduct the election or vote.  Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting.  If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence
thereof.
      SECTION 1.10.  Advance Notice of Stockholder Nominees for
Director and Other Stockholder Proposals.
      (a)	Annual Meetings of Stockholders. (1) Nominations of
individuals for election to the Board of Directors and the
proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Fund's notice of meeting, (ii) by or at the direction of the
Board of Directors or (iii) by any stockholder of the Fund who was a stockholder of record at the record date set by the Board of Directors for the purpose of determining stockholders
entitled to vote at the annual meeting, at the time of giving of notice by the stockholder as provided for in this Section
1.10(a) and at the time of the annual meeting (and any
postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with this
Section 1.10(a).
                  (2)	For any nomination or other business to be
properly brought before an annual meeting by a stockholder
pursuant to clause (iii) of paragraph (a)(1) of this Section
1.10, the stockholder must have given timely notice thereof in writing to the Secretary and any such other business must
otherwise be a proper matter for action by the stockholders.  To be timely, a stockholder's notice shall set forth all
information required under this Section 1.10 and shall be
delivered to the Secretary at the principal executive office of the Fund not earlier than the 150th day nor later than 5:00 p.m.,
Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement (as defined in Section
1.10(c)(3) of this Article I) for the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year's annual meeting, in order for notice by the stockholder to be timely, such notice must be so delivered not earlier than the
150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made.  The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder's notice as described above.
                  (3)	Such stockholder's notice shall set forth:
                        i.	as to each individual whom the
stockholder proposes to nominate for election or reelection as a director (each, a "Proposed Nominee"),
                              A.	all information relating to the
Proposed Nominee that would be required to be disclosed in
connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case
pursuant to Regulation 14A (or any successor provision) under the Exchange Act; and
                              B.	whether such stockholder believes
any such Proposed Nominee is, or is not, an "interested person"
of the Fund, as defined in the Investment Company Act of 1940, as amended, and the rules promulgated thereunder (the
"Investment Company Act") and information regarding such
individual that is sufficient, in the discretion of the Board of
Directors or any committee thereof or any authorized officer of the Fund, to make such determination;
                        ii.	as to any other business that the
stockholder proposes to bring before the meeting, a description of such business, the stockholder's reasons for proposing such business at the meeting and any material interest in such
business of such stockholder or any Stockholder Associated
Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or the
Stockholder Associated Person therefrom;
                        iii.	as to the stockholder giving the
notice, any Proposed Nominee and any Stockholder Associated
Person,
                              A.	the class, series and number of
all shares of stock or other securities of the Fund or any
affiliate thereof (collectively, the "Company Securities"), if any, which are owned (beneficially or of record) by such
stockholder, Proposed Nominee or Stockholder Associated Person,
the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short
interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person,
                              B.	the nominee holder for, and number
of, any Company Securities owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated
Person, and
                              C.	whether and the extent to which
such stockholder, Proposed Nominee or Stockholder Associated
Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has
engaged in any hedging, derivative or other transaction or
series of transactions or entered into any other agreement,
arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting
agreement), the effect or intent of which is to (I) manage risk or benefit of changes in the price of (x) Company Securities or
(y) any security of any other closed-end investment company (a
"Peer Group Company") for such stockholder, Proposed Nominee or Stockholder Associated Person or (II) increase or decrease the voting power of such stockholder, Proposed Nominee or
Stockholder Associated Person in the Fund or any affiliate
thereof (or, as applicable, in any Peer Group Company)
disproportionately to such person's economic interest in the
Company Securities (or, as applicable, in any Peer Group
Company); and
                              D.	any substantial interest, direct
or indirect (including, without limitation, any existing or
prospective commercial, business or contractual relationship with the Fund), by security holdings or otherwise, of such
stockholder, Proposed Nominee or Stockholder Associated Person,
in the Fund or any affiliate thereof, other than an interest arising from the ownership of Company Securities where such
stockholder, Proposed Nominee or Stockholder Associated Person
receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;
                        iv.	as to the stockholder giving the
notice, any Stockholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this
paragraph (3) of this Section 1.10 and any Proposed Nominee,
                              A.	the name and address of such
stockholder, as they appear on the Fund's stock ledger, and the current name and business address, if different, of each such
Stockholder Associated Person and any Proposed Nominee, and
                              B.	the investment strategy or
objective, if any, of such stockholder and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person;
                        v.	the name and address of any person who
contacted or was contacted by the stockholder giving the notice or any Stockholder Associated Person about the Proposed Nominee or other business proposal; and
                        vi.	to the extent known by the stockholder
giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business.
                  (4)	Such stockholder's notice shall, with
respect to any Proposed Nominee, be accompanied by a written undertaking executed by the Proposed Nominee (i) that such
Proposed Nominee (A) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Fund in connection with service or action as a director that has not been disclosed to the Fund and (B)
will serve as a director of the Fund if elected; and (ii)
attaching a completed Proposed Nominee questionnaire (which
questionnaire shall be provided by the Fund, upon request by the stockholder providing the notice, and shall include all information relating to the Proposed Nominee that would be
required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not
involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act, or would be required pursuant to the rules of any national securities
exchange on which any securities of the Fund are listed or over-the-counter market on which any securities of the Fund are traded).
                  (5)	Notwithstanding anything in this subsection
(a) of this Section 1.10 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the proxy statement (as defined in Section 1.10(c)(3) of this
Article I) for the preceding year's annual meeting, a
stockholder's notice required by this Section 1.10(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Fund not later than 5:00 p.m., Eastern Time, on the tenth day
following the day on which such public announcement is first made by the Fund.
                  (6)	For purposes of this Section 1.10,
"Stockholder Associated Person" of any stockholder shall mean
(i) any person acting in concert with such stockholder, (ii) any beneficial owner of shares of stock of the Fund owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such Stockholder Associated Person.
      (b)	Special Meetings of Stockholders.  Only such business
shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Fund's
notice of meeting.  Nominations of individuals for election to the Board of Directors may be made at a special meeting of
stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) provided that the special meeting has been called in accordance with Section
1.03(a) of this Article I for the purpose of electing directors, by any stockholder of the Fund who is a stockholder of record at the record date set by the Board of Directors for the purpose of determining stockholders entitled to vote at the special meeting, at the time of giving of notice provided for in this
Section 1.10 and at the time of the special meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in this
Section 1.10. In the event the Fund calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board of Directors, any stockholder may nominate an
individual or individuals (as the case may be) for election as a director as specified in the Fund's notice of meeting, if the stockholder's notice, containing the information required by paragraphs (a)(3) and (4) of this Section 1.10, is delivered to the Secretary at the principal executive office of the Fund not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of
Directors to be elected at such meeting.  The public
announcement of a postponement or adjournment of a special
meeting shall not commence a new time period for the giving of a stockholder's notice as described above.
      (c)	General.  (1)  If information submitted pursuant to
this Section 1.10 by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall be inaccurate in any material
respect, such information may be deemed not to have been
provided in accordance with this Section 1.10.  Any such
stockholder shall notify the Fund of any inaccuracy or change
(within two Business Days of becoming aware of such inaccuracy or change) in any such information.  Upon written request by the
Secretary or the Board of Directors, any such stockholder shall provide, within five Business Days of delivery of such request
(or such other period as may be specified in such request), (A)
written verification, satisfactory, in the discretion of the
Board of Directors or any authorized officer of the Fund, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 1.10, and (B) a written update of any information (including, if requested by the Fund, written confirmation by such stockholder that it continues to intend to bring such nomination or other business proposal
before the meeting) submitted by the stockholder pursuant to this Section 1.10 as of an earlier date.  If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 1.10.
                  (2)	Only such individuals who are nominated in
accordance with this Section 1.10 shall be eligible for election by stockholders as directors, and only such business shall be conducted at a meeting of stockholders as shall have been
brought before the meeting in accordance with this Section 1.10.
The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be
brought before the meeting was made or proposed, as the case may be, in accordance with this Section 1.10.
                  (3)	For purposes of this Section 1.10, "the date
of the proxy statement" shall have the same meaning as "the date of the company's proxy statement released to shareholders" as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the Securities and Exchange Commission (the
"Commission") from time to time.  "Public announcement" shall mean disclosure (A) in a press release reported by the Dow Jones
News Service, Associated Press, Business Wire, PR Newswire or
other widely circulated news or wire service or (B) in a
document publicly filed by the Fund with the Commission pursuant to the Exchange Act or the Investment Company Act.
                  (4)	Notwithstanding the foregoing provisions of
this Section 1.10, a stockholder shall also comply with all
applicable requirements of state law and of the Exchange Act with respect to the matters set forth in this Section 1.10.
Nothing in this Section 1.10 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, or the right of the Fund to omit a proposal from, any proxy statement filed by the Fund with the Commission pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.
                  (5)	Notwithstanding anything in these Bylaws to
the contrary, except as otherwise determined by the chairman of the meeting, if the stockholder giving notice as provided for in this Section 1.10 does not appear in person or by proxy at such annual or special meeting to present each nominee for election as a director or the proposed business, as applicable, such
matter shall not be considered at the meeting.
ARTICLE II.
BOARD OF DIRECTORS
      SECTION 2.01.  Function of Directors.  The business and
affairs of the Fund shall be managed under the direction of the
Board of Directors.  All powers of the Fund may be exercised by or under authority of the Board of Directors, except as
conferred on or reserved to the stockholders by statute or by the Charter or these Bylaws.  The Board of Directors may
delegate the duty of management of the assets and the
administration of the day-to-day operations of the Fund to one or more entities or individuals pursuant to a written contract or contracts which have obtained the approvals, including the approval of renewals thereof, required by the Investment Company
Act.
      SECTION 2.02.  Number and Qualification of Directors.  A
majority of the entire Board of Directors may establish,
increase or decrease the number of directors, provided that the number of directors shall not be less than 3 or more than 15 nor shall any change in the number of directors affect the tenure of office of any director.  The membership of the Board of
Directors shall meet the applicable requirements under the
Investment Company Act.  No person shall stand for election or reelection as a director of the Fund if that person would be 75 years old or older at the date of the proxy statement for the meeting of stockholders at which such election would take place, unless such person's candidacy shall have been approved by a unanimous vote of all of the directors present at a meeting at which a quorum is present (other than any director whose
candidacy is being approved).
      SECTION 2.03.  Election and Tenure of Directors.  Subject to
the rights of the holders of any class or series of stock
separately entitled to elect one or more directors, the
directors shall be divided into three classes as nearly equal in number as possible, with the term of office of one class of
directors expiring in each year.  In accordance with the
provisions of the Charter, the classes shall be designated as
Class I, Class II, and Class III, respectively.  At each
successive annual meeting of stockholders, the holders of stock present in person or by proxy at such meeting and entitled to vote thereat shall elect members of each successive class to serve for until the third annual meeting of stockholders
following their election and until their successors are duly elected and qualify.  If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class
shall hold office for a term that shall coincide with the
remaining term of that class, but in no case shall a decrease in the number of directors shorten the term of any incumbent
director.
      SECTION 2.04.  Vacancy on the Board of Directors.  Subject
to the Investment Company Act, seventy-five percent (75%) of the remaining directors, whether or not sufficient to constitute a quorum, may fill a vacancy on the Board of Directors which
results from any cause.  Consistent with the election set forth in the Charter, a director elected by the Board of Directors to fill a vacancy serves for the remainder of the full term of the class of directors in which the vacancy occurs and until his or her successor is elected and qualifies.
      SECTION 2.05.  Regular Meetings.  Any regular meeting of the
Board of Directors shall be held on such date and time, at such place or by means of remote communication, as may be designated from time to time by the Board of Directors.  The Board of
Directors may provide, by resolution, the time and place of
regular meetings of the Board of Directors without other notice than such resolution.
      SECTION 2.06.  Special Meetings.  Special meetings of the
Board of Directors may be called at any time by the Chairman or by a majority of the Board of Directors or a majority of the members of the Executive Committee by vote at a meeting, or in writing or delivered by electronic transmission with or without a meeting.  The person or persons authorized to call special meetings of the Board of Directors may fix the time and place of any special meeting of the Board of Directors called by them.
The Board of Directors may provide, by resolution, the time and place of special meetings of the Board of Directors without
other notice than such resolution.
      SECTION 2.07.  Notice of Meetings.  The Secretary shall give notice to each director of each regular and special meeting of the Board of Directors.  The notice shall state the time of the meeting and place or that the meeting is being held by means of remote communication.  Notice is given to a director when it is delivered personally to him or her, left at his or her residence or usual place of business, or sent by electronic transmission, telegraph, facsimile transmission, or telephone, at least 24 hours before the time of the meeting or, in the alternative by mail to his or her address as it shall appear on the records of the Fund, at least 72 hours before the time of the meeting.
Unless these Bylaws or a resolution of the Board of Directors provides otherwise, the notice need not state the business to be transacted at or the purposes of any regular or special meeting of the Board of Directors.  No notice of any meeting of the
Board of Directors need be given to any director who attends except where a director attends a meeting for the express
purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened, or to any
director who delivers a written waiver or a waiver by electronic transmission which is filed with the records of the meeting either before or after the holding thereof, waiving such notice.
Any meeting of the Board of Directors, regular or special, may be adjourned from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.
      SECTION 2.08.  Quorum; Action by Directors.  A majority of the total number of directors then in office shall constitute a quorum for the transaction of business.  In the absence of a quorum, the directors present by majority vote and without
notice other than by announcement may adjourn the meeting from time to time until a quorum shall attend.  At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.  The directors present at a meeting which has been duly called and at which a quorum has been established may continue to transact business until adjournment,
notwithstanding the withdrawal from the meeting of enough
directors to leave fewer than required to establish a quorum.
      Unless applicable law, the Charter or these Bylaws requires a greater proportion, the action of a majority of the directors present at a meeting at which a quorum is present is the action of the Board of Directors.  If enough directors have withdrawn from a meeting to leave fewer than required to establish a
quorum, but the meeting is not adjourned, the action of the
majority of that number of directors necessary to constitute a quorum at such meeting shall be the action of the Board of
Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these
Bylaws.  Except as to votes that the Investment Company Act
requires to be taken in person, any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a unanimous consent which sets forth the action is given in writing or by electronic transmission by each member of the Board of Directors and filed in paper or
electronic form with the minutes of proceedings of the Board of
Directors.
      SECTION 2.09.  Meeting by Conference Telephone.  Except as
to votes that the Investment Company Act requires to be taken in person, members of the Board of Directors may participate in a meeting by means of a conference telephone or other
communications equipment if all persons participating in the meeting can hear each other at the same time.  Participation in a meeting by these means constitutes presence in person at a meeting.
      SECTION 2.10.  Compensation.  Directors shall not receive
any stated salary for their services as directors but, by
resolution of the Board of Directors, may receive compensation per year and/or per meeting and for any service or activity they performed or engaged in as directors.  Directors may be
reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof and for their expenses, if any, in connection with any other service or activity they perform or engage in as directors; but nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.
      SECTION 2.11.  Reliance.  Each director and officer of the
Fund shall, in the performance of his or her duties with respect to the Fund, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Fund whom the director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter
which the director or officer reasonably believes to be within the person's professional or expert competence, or, with respect to a director, by a committee of the Board of Directors on which the director does not serve, as to a matter within its
designated authority, if the director reasonably believes the committee to merit confidence.
      SECTION 2.12.  Resignation.  Any director may resign at any time by sending a written notice of such resignation to the
principal office of the Fund addressed to the Chairman or the
President.  Unless otherwise specified therein such resignation shall take effect upon receipt thereof by the Chairman or the
President.
      SECTION 2.13.  Presumption of Assent.  A director of the
Fund who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary immediately after the
adjournment of the meeting.  Such right to dissent shall not apply to a director who votes in favor of such action or fails to make his dissent known at the meeting.
      SECTION 2.14.  Advisory Directors.  The Board of Directors
may by resolution appoint advisory directors to the Board of
Directors, who may also serve as directors emeriti, and shall have such authority and receive such compensation and
reimbursement as the Board of Directors shall provide.  Advisory directors or directors emeriti shall not have voting rights in connection with any business of the Board of Directors or any committee of the Board of Directors.
      SECTION 2.15. Ratification. The Board of Directors or the stockholders may ratify any action or inaction by the Fund or its officers to the extent that the Board of Directors or the stockholders could have originally authorized the matter, and if so ratified, shall have the same force and effect as if
originally duly authorized, and such ratification shall be
binding upon the Fund and its stockholders.  Any action or
inaction questioned in any proceeding or any other proceeding on the ground of lack of authority, defective or irregular
execution, adverse interest of a director, officer or
stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting or otherwise, may be ratified, before or after judgment, by the Board of Directors or by the stockholders, and such ratification shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.
      SECTION 2.16.  Emergency Provisions.  Notwithstanding any
other provision in the Charter or these Bylaws, this Section
2.16 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors under Article II of these Bylaws
cannot readily be obtained (an "Emergency").  During any
Emergency, unless otherwise provided by the Board of Directors,
(i) a meeting of the Board of Directors or a committee thereof may be called by any director or officer by any means feasible under the circumstances; (ii) notice of any meeting of the Board of Directors during such an Emergency may be given less than 24 hours prior to the meeting to as many directors and by such
means as may be feasible at the time, including publication, television or radio; and (iii) the number of directors necessary to constitute a quorum shall be one-third of the entire Board of
Directors.
ARTICLE III.
COMMITTEES
      SECTION 3.01.  Committees.  The Board of Directors may
appoint from among its members an Executive Committee, an Audit
Committee, a Nominating Committee, and other committees composed of one or more directors, to serve at the pleasure of the Board
of Directors.    Subject to the provisions hereof, the Board of
Directors shall have the power at any time to change the membership of any committee, to appoint the chair of any committee, to fill any vacancy, to designate an alternate member to replace any absent or disqualified member or to dissolve any such committee.
      SECTION 3.02. Powers. The Board of Directors may delegate to any committee appointed pursuant to Section 3.01 any of the powers of the Board of Directors, except as prohibited by law.
The Executive Committee, if appointed, shall have and may exercise all powers of the Board of Directors in the management of the business and affairs of the Fund that may lawfully be exercised by a committee. The membership of each committee shall meet the applicable requirements under the Investment
Company Act. Except as may be otherwise provided by the Board of Directors, any committee may delegate some or all of its power and authority to one or more subcommittees, composed of one or more directors, as the committee deems appropriate in its sole and absolute discretion.
      SECTION 3.03. Committee Procedure. Each committee may fix rules of procedure for its business. A majority of the members of a committee shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the committee.
The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of an absent or disqualified member. Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting if a unanimous consent which sets forth the action is given in writing or by electronic transmission by each member of the committee and filed in paper or electronic form with the minutes of the committee. The members of a committee may conduct any meeting thereof by conference telephone in accordance with the provisions of
Section 2.09.
      SECTION 3.04. Meetings. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The chairman of any committee or, in the absence of a chairman, any two members of any committee (if there are at least two members of the committee) may fix the time and place of its meeting unless the Board shall otherwise provide.
      SECTION 3.05. Consent by Committees Without a Meeting. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each member of the committee and is filed with the minutes of proceedings of such committee.
ARTICLE IV.
OFFICERS
      SECTION 4.01. Executive and Other Officers. The officers of the Fund shall include a Chairman, a President, a Secretary, and a Treasurer. The Fund may also have one or more Vice
Chairmen, Vice Presidents, assistant officers, and subordinate officers at the designation by the Board of Directors with such powers and duties as it shall deem necessary or appropriate.
The officers of the Fund shall be elected annually by the Board of Directors, except that the President may from time to time appoint one or more Vice Presidents, assistant officers or subordinate officers. Each officer shall serve until his or her successor is elected and qualifies or until his or her death, or his or her resignation or removal in the manner hereinafter provided. Election of an officer or agent shall not of itself create contract rights between the Fund and such officer or agent. A person may hold more than one office in the Fund except that no person may serve concurrently as both President and Vice President of the Fund. The Chairman and any Vice
Chairmen shall be directors, and the other officers may be directors. The Board of Directors may designate a chief investment officer, a chief financial officer, a chief accounting officer, a chief administrative officer, or other officers with functional titles and specify the duties of such officers. A person may hold more than one functional title in the Fund.
      SECTION 4.02. Removal, Resignation and Vacancies. Any officer of the Fund may be removed, with or without cause, by the Board of Directors if in its judgment the best interests of the Fund would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Fund may resign at any time by delivering his or her resignation to the Board of Directors, the Chairman, the President or the Secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Fund. The
Board of Directors may fill a vacancy which occurs in any office.
      SECTION 4.03. Chairman. The Chairman shall preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present and shall perform such other duties and have such other powers as are from time to time assigned to him or her by the Board of Directors.
      SECTION 4.04.  Vice Chairmen.  The Vice Chairman or Vice
Chairmen, at the request of the Chairman, or in the Chairman's absence or during his or her inability to act, shall perform the duties and exercise the functions of the Chairman, and when so acting shall have the powers of the Chairman. If there be more than one Vice Chairman, the Board of Directors may determine which one or more of the Vice Chairmen shall perform any of such duties or exercise any of such functions, or if such determination is not made by the Board of Directors, the Chairman may make such determination; otherwise any of the Vice
Chairmen may perform any of such duties or exercise any of such functions.
      SECTION 4.05. President. The President shall be the chief executive officer of the Fund, shall have general supervision of the business and affairs of the Fund and shall see that all orders and resolutions of the Board of Directors are carried out. He or she may execute, in the name of the Fund, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Fund. In general, he or she shall perform such other duties customarily performed by the president and chief executive officer of a closed-end investment company and shall perform such other duties and have such other powers as are from time to time assigned to him or her by the Board of Directors.
      SECTION 4.06. Vice Presidents. The Vice President or Vice Presidents, at the request of the President, or in the President's absence or during his or her inability to act, shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President. If there be more than one Vice President, the Board of Directors may determine which one or more of the Vice Presidents shall perform any of such duties or exercise any of such functions, or if such determination is not made by the Board of Directors, the President may make such determination; otherwise any of the Vice Presidents may perform any of such duties or exercise any of such functions. Each Vice President shall perform such other duties and have such other powers, and have such additional descriptive designations in their titles (if any), as are from time to time assigned to them by the Board of Directors or the President.
      SECTION 4.07. Secretary. The Secretary shall keep the minutes of the meetings of the stockholders, of the Board of Directors and of any committees, in books provided for the purpose; he or she shall see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; he or she shall be custodian of the records of the Fund; he or she may witness any document on behalf of the Fund, the execution of which is duly authorized, see that the corporate seal is affixed where such document is required or desired to be under its seal, and, when so affixed, may attest the same. In general, he or she shall perform such other duties customarily performed by a secretary of a closed-end investment company, and shall perform such other duties and have such other powers as are from time to time assigned to him or her by the Board of Directors or the President.
      SECTION 4.08. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Fund, and shall deposit, or cause to be deposited, in the name of the Fund, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors;
he or she shall render to the President and to the Board of Directors, whenever requested, an account of the financial condition of the Fund. In general, he or she shall perform such other duties customarily performed by a treasurer of a closed-end investment company, and shall perform such other duties and have such other powers as are from time to time assigned to him or her by the Board of Directors or the President.
      SECTION 4.09. Assistant and Subordinate Officers. The assistant and subordinate officers of the Fund are all officers below the office of Vice President, Secretary, or Treasurer.
The assistant or subordinate officers shall have such duties as are from time to time assigned to them by the Board of Directors or the President.
      SECTION 4.10. Compensation. The Board of Directors shall have power to fix the salaries and other compensation and remuneration, if any, of all officers of the Fund. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Fund.
ARTICLE V.
INDEMNIFICATION AND ADVANCE OF EXPENSES
      SECTION 5.01.  General Indemnification and Advance of
Expenses. The Fund shall indemnify (i) its present and former directors and officers, whether serving or having served the Fund or at its request any other entity, to the fullest extent required or permitted by Maryland law in effect from time to time (as limited by the Investment Company Act), including the advance of costs and expenses (including attorneys' fees) under the procedures and to the fullest extent permitted by law, and
(ii) other employees and agents to such extent as shall be authorized by the Board of Directors, the Charter, or this Bylaw and as permitted by law. The foregoing rights shall not be exclusive of any other rights to which the persons referred to in the preceding sentence may be entitled. The Board of Directors may take such action as is necessary or appropriate to carry out these foregoing provisions and is expressly empowered to adopt, approve, and amend from time to time such bylaws, resolutions, or contracts implementing such provisions or such further arrangements as may be permitted by applicable law. No amendment of this Bylaw or repeal of any of its provisions shall limit or eliminate the any right provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.
      SECTION 5.02. Procedure. Any indemnification, or payment of costs and expenses in advance of the final disposition of any proceeding, shall be made promptly, and in any event within 60 days, upon the written request of the director or officer entitled to seek indemnification (the "Indemnified Party"). The right to indemnification and advances hereunder shall be enforceable by the Indemnified Party in any court of competent jurisdiction, if (i) the Fund denies such request, in whole or in part, or (ii) no disposition thereof is made within 60 days.
The Indemnified Party's costs and expenses (including attorneys' fees) incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be paid or reimbursed by the Fund. It shall be a defense to any action for advance of costs and expenses that (a) a determination has been made that the facts then known to those making the determination would preclude indemnification or (b) the Fund has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the Indemnified Party of such Indemnified Party's good faith belief that the standard of conduct necessary for indemnification by the Fund has been met.
      SECTION 5.03. Exclusivity, Etc. The indemnification and advance of costs and expenses provided by the Charter and this Bylaw shall not be deemed exclusive of any other rights to which a person seeking indemnification or advance of costs and expenses may be entitled under any law (common or statutory), or any agreement, vote of stockholders or disinterested directors or other provision that is consistent with law, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Fund, shall continue in respect of all events occurring while a person was a director or officer after such person has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. The Fund shall not be liable for any payment under this Bylaw in connection with a claim made by a director or officer to the extent such director or officer has otherwise actually received payment under insurance policy, agreement, vote or otherwise, of the amounts otherwise indemnifiable hereunder. All rights to indemnification and advance of costs and expenses under the Charter of the Fund and hereunder shall be deemed to be a contract between the Fund and each director or officer of the Fund who serves or served in such capacity at any time while this Bylaw is in effect.
Nothing herein shall prevent the amendment of this Bylaw, provided that no such amendment shall diminish the rights of any person hereunder with respect to events occurring or claims made before its adoption or as to claims made after its adoption in respect of events occurring before its adoption. Any repeal or modification of this Bylaw shall not in any way diminish any rights to indemnification or advance of costs and expenses of such director or officer or the obligations of the Fund arising hereunder with respect to events occurring, or claims made, while this Bylaw or any provision hereof is in force.
      SECTION 5.04. Severability; Definitions. The invalidity or unenforceability of any provision of this Article V shall not affect the validity or enforceability of any other provision hereof. The phrase "this Bylaw" in this Article V means this
Article V in its entirety.
ARTICLE VI.
STOCK
      SECTION 6.01. Certificates for Stock. Except as may be otherwise provided by the Board of Directors or any officer of the Fund, stockholders of the Fund are not entitled to certificates representing the shares of stock held by them. In the event that the Fund issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the Board of Directors or a duly authorized officer, shall contain the statements and information required by the Maryland General Corporation Law (the "MGCL") and shall be signed by the officers of the Fund in any manner permitted by the MGCL. In the event that the Fund issues shares of stock without certificates, to the extent then required by the MGCL the Fund shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates. There shall be no difference in the rights and obligations of stockholders based on whether or not their shares are represented by certificates.
      SECTION 6.02. Transfers. All transfers of shares of stock shall be recorded on the books of the Fund, by or on behalf of the holder of the shares, in person or by his or her duly authorized agent, in such manner as the Board of Directors or any officer of the Fund may prescribe and, if such shares are certificated, upon surrender of certificates duly endorsed. A new certificate will not be issued upon the transfer of certificated shares if the Board of Directors or an officer of the Fund determines that such shares shall no longer be represented by certificates. Upon the transfer of any uncertificated shares, the Fund shall provide to the record holder of such shares, to the extent then required by the MGCL, a written statement of the information required by the MGCL to be included on stock certificates.
      The Fund shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of Maryland.
      Notwithstanding the foregoing, transfers of shares of any class or series of stock will be subject in all respects to the Charter and all of the terms and conditions contained therein.
      SECTION 6.03.  Fixing of Record Date.  The Board of
Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such record date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of stockholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.
      When a record date for the determination of stockholders entitled to notice of or to vote at any meeting of stockholders has been set as provided in this section, such record date shall continue to apply to the meeting if postponed or adjourned, except if the meeting is postponed or adjourned to a date more than 120 days after the record date originally fixed for the meeting, in which case a new record date for such meeting shall be determined as set forth herein.
      SECTION 6.04. Stock Ledger. The Fund shall maintain a stock ledger which contains the name and address of each stockholder and the number of shares of stock of each class or series which the stockholder holds. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class or series of stock, or, if none, at the principal office in the State of Maryland or the principal executive offices of the Fund.
      SECTION 6.05.  Fractional Stock; Issuance of Units.  The
Board of Directors may authorize the Fund to issue fractional shares of stock or authorize the issuance of scrip, all on such terms and under such conditions as it may determine.
Notwithstanding any other provision of the Charter or these Bylaws, the Board of Directors may authorize the issuance of units consisting of different securities of the Fund.
      SECTION 6.06. Replacement Stock Certificates. Any officer of the Fund may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Fund alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated; provided, however, if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such stockholder and the Board of Directors or an officer of the Fund has determined that such certificates may be issued. If determined as necessary or advisable by an officer of the Fund, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Fund a bond in such sums as it may direct as indemnity against any claim that may be made against the Fund.
ARTICLE VII.
FINANCE
      SECTION 7.01. Negotiable Instruments. All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Fund, shall, unless otherwise provided by resolution of the Board of Directors, be signed by the Chairman, the President, a Vice President, an Assistant Vice President, the Treasurer, an Assistant Treasurer, the Secretary or any Assistant Secretary (or in the name of the Fund by a custodian appointed under Section 7.06 by not less than two of its officers).
      SECTION 7.02. Annual Statement of Affairs. The President or the chief accounting officer shall prepare annually a full and correct statement of the affairs of the Fund, to include a balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be submitted at any annual meeting of the stockholders. Within 20 days after the annual meeting of stockholders or, if the Fund is not required to hold an annual meeting of stockholders, within 120 days after the end of the fiscal year, the statement of affairs shall be placed on file at the Fund's principal office.
      SECTION 7.03. Fiscal Year. The fiscal year of the Fund shall be the 12 calendar months period ending October 31 in each year, unless otherwise provided by the Board of Directors.
      SECTION 7.04. Dividends. Dividends and other distributions upon the stock of the Fund may be authorized by the Board of Directors, subject to the provisions of law and the Charter.
Dividends and other distributions may be paid in cash, property or stock of the Fund, subject to the provisions of applicable law and the Charter.
      Before payment of any dividend or other distribution, there may be set aside out of any assets of the Fund available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Fund or for such other purpose as the Board of Directors shall determine, and the Board of Directors may modify or abolish any such reserve.
      SECTION 7.05. Valuation of Assets. The Board of Directors shall establish procedures to govern the valuation of the portfolio securities held by the Fund, which procedures shall be consistent with the requirements of the Investment Company Act.
      SECTION 7.06. Employment of Custodian. The Fund shall place and maintain its securities, similar investments and related funds in the custody of one or more custodians
(including one or more subcustodians for maintaining its foreign securities, similar foreign investments and related funds) meeting the requirements of the Investment Company Act, or may serve as its own custodian in accordance with such rules and regulations or orders as the Commission may from time to time prescribe for the protection of investors. Securities held by a custodian may be registered in the name of the Fund, including the designation of the particular class or series of stock to which such assets belong, or any such custodian, or the nominee of either of them. Subject to such rules, regulations, and orders as the Commission may adopt as necessary or appropriate for the protection of investors, the Fund or any custodian, with the consent of the Fund, may deposit all or any part of the securities owned by the Fund in a system for the central handling of securities, pursuant to which system all securities of a particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities.
ARTICLE VIII.
SUNDRY PROVISIONS
      SECTION 8.01. Offices. The principal office of the Fund in the State of Maryland shall be located in the City of Baltimore.
The Fund may also have offices at such other places as the Board of Directors may from time to time determine or the business of the Fund may require.
      SECTION 8.02.  Books and Records.  The Fund shall keep
correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of any executive or other committee when exercising any of the powers of the Board of Directors.
The books and records of the Fund may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction. The original or a certified copy of these Bylaws shall be kept at the principal office of the Fund.
      SECTION 8.03. Corporate Seal. The Board of Directors shall provide a suitable seal, bearing the name of the Fund, which shall be in the charge of the Secretary. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof. If the Fund is required to place its corporate seal to a document, it is sufficient to meet the requirement of any law, rule, or regulation relating to a corporate seal to place the word "(seal)" adjacent to the signature of the person authorized to sign the document on behalf of the Fund.
      SECTION 8.04. Bonds. The Board of Directors may, in its discretion, require any officer, agent or employee of the Fund to give a bond to the Fund, conditioned upon the faithful discharge of his or her duties to the Fund, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.
      SECTION 8.05. Voting Stock in Other Corporations. Stock of other corporations or associations, registered in the name of the Fund, may be voted by the President, any Vice President, or a proxy appointed by any of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.
      SECTION 8.06. Mail. Any notice or other document which is required by these Bylaws to be mailed shall be deposited in the United States mails, postage prepaid.
      SECTION 8.07.  Contracts and Documents.  To the extent
permitted by applicable law, and except as otherwise prescribed by the Charter or these Bylaws, the Board of Directors may authorize any officer, employee or agent of the Fund (or a custodian appointed under Section 7.06 by not less than two of its officers) to authorize, sign, execute, acknowledge, verify, accept or deliver any contracts, agreements, assignments, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies, regulatory filings and other instruments or documents in the name of and on behalf of the Fund. Such authority may be general or confined to specific instances. A person who holds more than one office in the Fund may not act in more than one capacity to sign, execute, acknowledge, or verify an instrument required by law to be signed, executed, acknowledged, or verified by more than one officer.
      SECTION 8.08.  Certain Rights of Directors, Officers,
Employees and Agents. The directors shall have no responsibility to devote their full time to the affairs of the Fund. Any director or officer, employee or agent of the Fund, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to those of or relating to the Fund, subject to compliance with the Fund's codes of ethics.
      SECTION 8.09. Amendments. In accordance with the Charter, these Bylaws may be repealed, altered, amended or rescinded and new bylaws may be adopted by the Board of Directors by the affirmative vote of not less than seventy-five percent (75%) of the entire Board of Directors at a meeting held in accordance with the provisions of these Bylaws.